Exhibit 23.4

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the inclusion in Amendment No. 2 to the Registration Statement on Form S-4 (file #333-269738) of Hut 8 Corp. of our report dated March 29, 2023, with respect to the audited consolidated financial statements of TZRC, LLC as of December 31, 2021 and for the period from inception on November 24, 2021 through December 31, 2021.

/s/ LJ Soldinger Associates, LLC

LJ Soldinger Associates, LLC
Deer Park, Illinois
United States of America
June 12, 2023